Exhibit 99.1

Bridgeline Announces Financial Results for the Second Quarter of Fiscal 2023

Second Quarter Total Revenue Increases from Prior Quarter

Woburn, Mass., May 15, 2023 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of cloud-based Marketing Technology software, today announced financial results for its fiscal second quarter ended March 31, 2023.

“Bridgeline’s Bronco release places HawkSearch miles ahead of the competition and will not only drive new sales for Bridgeline but also allow us to grow revenue within our own customer base,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Bronco accelerates our customer’s revenue with Rapid UI Framework’s faster implementation time and Industry Accelerator’s industry-specific artificial intelligence.”

Financial Highlights – Second Quarter of Fiscal Year 2023

●	Total revenue was $4.1 million, compared to $4.1 million in the prior year period.

●	Subscription and licenses revenue was $3.3 million, compared to $3.3 million in the prior year period.

●	Gross profit was $2.8 million, an increase of 2% from $2.8 million in the prior year period.

●	Gross margin increased to 69% compared to 68% in the prior year period.

Financial Highlights – First 6 Months of Fiscal Year 2023

●	Total revenue was $8.2 million, a decrease of 3% from $8.4 million in the prior year period.

●	Subscription and licenses revenue was $6.5 million, a decrease of 3% from $6.7 million in the prior year period.

●	Gross profit was $5.6 million, a decrease of 3% from $5.8 million in the prior year period.

●	Gross margin of 69% was consistent with 69% in the prior year period.

Business Highlights

Corporate Highlights

●	Over $1.4 million in new sales including $600 thousand in license contracts and $800 thousand in professional services.

Product Highlights

●	In the Product space, we are focused on integrating key features across our products to drive down costs and increase revenues for our customers.

●	Our ‘Bronco’ release introduced the Rapid UI Framework, which reduces the time and expense to launch new HawkSearch-powered websites.

●	The Bronco release also embeds WooRank SEO Optimization and Advanced Analytics to our e360 platform for increased cross-selling opportunities.

Partner Highlights

●	Strategic partnership with accessiBe, the market leader in web accessibility, with over 180,000 customers, including PlayStation, Johnson & Johnson's, and NBC.

●	Bridgeline has sold over 500 WooRank licenses to the Duda customer base following the announcement of their new partnership last quarter.

Customer Highlights

●	Core new customer verticals include B2B Electrical Supply, Footwear, Franchise, and Plumbing Distribution.

●	Over 200 of Bridgeline’s existing customers, representing over 90% of customers and recurring revenue, were contracted for renewal during the quarter.

●	Long-time customers like UPS are expanding their Bridgeline software investment with purchases of HawkSearch and WooRank.

Financial Results – Second Quarter of Fiscal Year 2023

●	Total revenue, which is comprised of Licenses and Services revenue, was $4.1 million for the quarter ended March 31, 2023, as compared to $4.1 million for the same period in 2022.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue of $3.3 million for the quarter ended March 31, 2023, was down slightly from $3.3 million for the same period in 2022. As a percentage of total revenue, Subscription and licenses revenue was 80% of total revenue for the quarter ended March 31, 2023, consistent with 80% for the same period in 2022.

●

Services revenue was $0.8 million for the quarter ended March 31, 2023, as compared to $0.8 million for the same period in 2022. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the quarter ended March 31, 2023, compared to 20% for the same period in 2022.

●

Gross profit increased 2% to $2.8 million for the quarter ended March 31, 2023, as compared to $2.8 million for the same period in 2022. Cost of revenue decreased 5% or $0.1 million to $1.3 million for the quarter ended March 31, 2023, compared to $1.3 million for the same period in 2022.

●

Gross margin increased to 69% for the quarter ended March 31, 2023, compared to 68% for the same period in 2022. Subscription and licenses gross margin were 74% for three months ended March 31, 2023, as compared to 74% for the same period in 2022. Services gross margins were 49% for the three months ended March 31, 2023, as compared to 43% for the same period in 2022.

●	Operating expenses increased $0.1 million to $3.5 million for the quarter ended March 31, 2023, from $3.4 million for the same period in 2022.

●	Operating loss for the quarter ended March 31, 2023, was $0.7 million, as compared to $0.6 million for the same period in 2022.

●

The warrant liability revaluation resulted in a $0.2 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the quarter ended March 31, 2023. This compares to a net gain from revaluation of $0.4 million for the same period in 2022.

●	Net loss for the quarter ended March 31, 2023, was $0.5 million, compared to a net gain of $0.3 million for the same period in 2022.

Financial Results – First 6 Months of Fiscal Year 2023

●	Total revenue, which is comprised of Licenses and Services revenue, decreased 3% to $8.2 million for the six months ended March 31, 2023, as compared to $8.4 million for the same period in 2022.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue decreased 3% to $6.5 million for the six months ended March 31, 2023, from $6.7 million for the same period in 2022. As a percentage of total revenue, Subscription and licenses revenue decreased to 80% of total revenue for the six months ended March 31, 2023, compared to 80% for the same period in 2022.

●

Services revenue was $1.7 million for the six months ended March 31, 2023; consistent with $1.7 million for the same period in 2022. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the six months ended March 31, 2023, compared to 20% for the same period in 2022.

●

Gross profit decreased 3% to $5.6 million for the six months ended March 31, 2023, as compared to $5.8 million for the same period in 2022. Cost of revenue decreased 3% to $2.5 million for the six months ended March 31, 2023, compared to $2.6 million for the same period in 2022.

●

Gross margin was 69% for the six months ended March 31, 2023, compared to 69% for the same period in 2022. Subscription and licenses gross margin were 74% for the six months ended March 31, 2023, as compared to 75% for the same period in 2022. Services gross margin was 50% for the six months ended March 31, 2023, as compared to 45% for the same period in 2022.

●	Operating expenses decreased 3% or $0.2 million to $6.7 million for the six months ended March 31, 2023, from $6.9 million for the same period in 2022.

●	Operating loss for the six months ended March 31, 2023, was $1.0 million, as compared to an operating loss of $1.1 million for the same period in 2022.

●

The warrant liability revaluation resulted in a $0.5 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the six months ended March 31, 2023. This compares to a net gain from revaluation of $2.9 million for the same period in 2022.

●	Net loss for the six months ended March 31, 2023, was $0.6 million, compared to a net income of $2.2 million for the same period in 2022.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, May 15, 2023, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

Bridgeline Digital Second Quarter 2023 Earnings Call

Monday, May 15, 2023, at 4:30 p.m. ET

https://register.vevent.com/register/BI9500766882c54701b396aea634cf78cc

Participants can register for the conference call using the above URL above.
Once registered, participants will receive dial-in numbers and unique PIN number.

Replays of the conference call will be available through the following link:

https://edge.media-server.com/mmc/p/6bu8xgf9

Non-GAAP Financial Measures

This press release contains the following Non-GAAP financial measures: Adjusted EBITDA, Non-GAAP adjusted net income (loss), and Non-GAAP adjusted net earnings (loss) per diluted share.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA and Non-GAAP adjusted net income (loss) as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Non-GAAP adjusted net income (loss) and Non-GAAP adjusted net income (loss) per diluted share are calculated as net income (loss) or net income (loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, change in fair value of warrants, stock-based compensation, restructuring and acquisition-related costs, goodwill impairment charges, preferred stock dividends and any related tax effects.

Bridgeline's management does not consider these Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of Non-GAAP Adjusted EBITDA and adjusted net income (loss) may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that Adjusted EBITDA and Non-GAAP adjusted net income (loss) have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue:
Subscription and perpetual licenses	$3,273	$3,306	$6,502	$6,723
Digital engagement services	821	811	1,675	1,680
Total revenue	4,094	4,117	8,177	8,403

Cost of revenue:
Subscription and perpetual licenses	840	868	1,701	1,697
Digital engagement services	422	466	840	917
Total cost of revenue	1,262	1,334	2,541	2,614
Gross profit	2,832	2,783	5,636	5,789

Operating expenses:
Sales and marketing	1,386	1,267	2,595	2,498
General and administrative	756	775	1,588	1,648
Research and development	926	865	1,673	1,724
Depreciation and amortization	381	416	759	840
Restructuring and acquisition related expenses	45	66	45	164
Total operating expenses	3,494	3,389	6,660	6,874
Loss from operations	(662)	(606)	(1,024)	(1,085)

Change in fair value of contingent consideration, interest expense and other, net	(10)	523	(19)	435
Change in fair value of warrant liabilities	171	434	468	2,875
Income (loss) before income taxes	(501)	351	(575)	2,225
Provision for income taxes	10	5	16	8
Net income (loss)	$(511)	$346	$(591)	$2,217

Net loss applicable to common shareholders	$(511)	$346	$(591)	$2,217
Net income (loss) per share attributable to common shareholders:
Basic net income (loss) per share	$(0.05)	$0.03	$(0.06)	$0.22
Diluted net income (loss) per share	$(0.05)	$0.03	$(0.06)	$0.10
Number of weighted average shares outstanding:
Basic	10,417,609	10,204,276	10,417,609	10,196,550
Diluted	10,430,710	10,340,910	10,430,766	10,423,786

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	March 31,	September 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$2,819	$2,856
Accounts receivable, net	1,148	1,182
Prepaid expenses and other current assets	463	242
Total current assets	4,430	4,280
Property and equipment, net	214	268
Operating lease assets	489	589
Intangible assets, net	5,582	6,268
Goodwill	15,985	15,985
Other assets	106	123
Total assets	$26,806	$27,513

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$210	$429
Current portion of operating lease liabilities	186	199
Accounts payable	1,250	972
Accrued liabilities	1,060	995
Current portion of purchase price and contingent consideration payable	-	250
Deferred revenue	2,420	1,943
Total current liabilities	5,126	4,788
Long-term debt, net of current portion	552	588
Operating lease liabilities, net of current portion	303	390
Warrant liabilities	281	749
Other long-term liabilities	672	646
Total liabilities	6,934	7,161

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at March 31, 2023 and September 30, 2022	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 10,417,609 shares issued and outstanding at March 31, 2023 and September 30, 2022	10	10
Additional paid-in-capital	100,881	100,704
Accumulated deficit	(80,733)	(80,142)
Accumulated other comprehensive loss	(286)	(220)
Total stockholders' equity	19,872	20,352
Total liabilities and stockholders' equity	$26,806	$27,513

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$(511)	$346	$(591)	$2,217
Provision for income taxes	10	5	16	8
Change in fair value of contingent consideration, interest expense and other, net	10	(523)	19	(435)
Change in fair value of warrants	(171)	(434)	(468)	(2,875)
Amortization of intangible assets	344	396	686	797
Depreciation and other amortization	45	20	87	43
Restructuring and acquisition related charges	45	66	45	164
Stock-based compensation	84	52	177	115
Adjusted EBITDA	$(144)	$(72)	$(29)	$34

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$(511)	$346	$(591)	$2,217
Change in fair value of warrants	(171)	(434)	(468)	(2,875)
Amortization of intangible assets	344	396	686	797
Restructuring and acquisition related charges	45	66	45	164
Stock-based compensation	84	52	177	115
Non-GAAP adjusted net income (loss)	$(209)	$426	$(151)	$418

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net income (loss) applicable to common shareholders	$(0.05)	$0.03	$(0.06)	$0.21
Change in fair value of warrants	(0.02)	(0.04)	(0.04)	(0.28)
Amortization of intangible assets	0.03	0.04	0.07	0.08
Restructuring and acquisition related charges	0.00	0.01	0.00	0.02
Stock-based compensation	0.01	0.01	0.02	0.01
Non-GAAP adjusted net income (loss) per diluted share	$(0.02)	$0.04	$(0.01)	$0.04